Exhibit 99.2

Ford Motor Company

NEWS

IMMEDIATE RELEASE

Contact: Media Inquiries: Marcey Evans 313.594.4410 mevans13@ford.com	FORD’S 2002 OPERATING RESULTS IMPROVE BY $1.7 BILLION VS. PRIOR YEAR
• Full-year profit of 47 cents per share, excluding unusual items.
Securities Analysts: Anne Bork 313.323.8221 abork@ford.com	• Fourth-quarter profit of 8 cents per share, excluding unusual items. • Full-year Ford Credit profit of $1.38 billion, excluding unusual items.

Shareholder Inquiries: 800-555-5259 or 313-845-8540 stockinfo@ford.com	• Positive full-year automotive cash flow, excluding tax refunds. • Strong liquidity with $25 billion of automotive gross cash.
• Exceeded 2002 non-product cost reduction milestone of $2 billion.
Media Information Center 1.800.665.1515 or 1.313.621.0504 media@ford.com
DEARBORN, Mich., Jan. 21 — Ford Motor Company [NYSE: F] today reported a net loss, including unusual items and results from discontinued operations, of $980 million, or 55 cents per share, for full-year 2002.

On an operating basis, Ford earned $872 million, or 47 cents per share, in 2002. This excludes charges related to Statement of Financial Accounting Standard (SFAS) Nos. 142 and 133, the sale of Kwik-Fit, restructuring actions and other unusual items not related to results from discontinued operations.

Go to http://media.ford.com for news releases and high-resolution photographs.	In 2001, Ford reported a net loss of $5.45 billion, or $3.02 per share. Excluding charges for restructuring actions and other unusual items in 2001, the loss was $782 million, or 44 cents per share.

Revenue for 2002 was $162.6 billion, up more than 1 percent from $160.8 billion a year ago. Vehicle unit sales were 6,980,000, down slightly from 7,008,000 in 2001.

“In the first year of our turnaround, Ford improved its operating results by about $1.7 billion,” said Chairman and CEO Bill Ford. “Our earnings performance demonstrates that we are making solid progress toward the goals outlined in our Revitalization Plan. In 2002, we exceeded nearly all our commitments and are on track to reach our mid-decade target of an annual $7 billion pre-tax operating profit.”

Ford realized success in a number of areas throughout 2002:

•	Overall quality performance and customer satisfaction improved by all internal and external measures, in all major regions.

•	U.S. retail share improved during the year.

•	Ford Credit improved its operating results, lowered its leverage and paid $450 million in dividends, net of the January 2002 capital contribution.

•	Ford Motor Company has the world’s best-selling car (Ford Focus), truck (F-Series) and SUV (Explorer).

•	Ford was the best-selling brand of cars and trucks in the U.S. for the 16 th year in a row.

•	The F-Series pickup was the top-selling truck for the 26 th consecutive year and the Ford Explorer was the industry’s best-selling SUV in the U.S. for the 12 th year in a row.

•	Jaguar had its fourth consecutive record sales year in the U.S., with year-over-year sales improvement of 37 percent, and Land Rover enjoyed a U.S. sales record in 2002 with sales up 51 percent.

•	Products such as the Ford Thunderbird, Ford F-Series Super Duty, Lincoln Town Car and Volvo XC90 received accolades from customers and awards from a number of third-party sources.

“Now, as we move into 2003, we are accelerating our efforts. As we just demonstrated at the North American International Auto Show in Detroit, we have a lot of exciting new products coming and we are well on our way to the product-led recovery we’ve been talking about for the last 12 months,” said Mr. Ford.

Ford Motor Company, in its centennial year, will introduce an all-new F-150 pickup truck with five differentiated series that will span the full range of consumer wants and needs. In addition, Ford Motor Company will introduce new minivans for the Ford and Mercury brands in North America, the Ford Transit Connect (commercial vehicle) and the Ford StreetKa (Ford’s first European two-seat roadster) in Europe, and an all-new Jaguar XJ sedan. The first units of the Ford GT high-performance sports car also will be produced this summer.

FOURTH QUARTER

Ford reported a net loss of $130 million, or 7 cents per share, for the fourth quarter of 2002. This is an improvement from 2001 of $4.9 billion ($2.74 per share). Excluding charges for restructuring actions and other unusual items, Ford earned $150 million, or 8 cents per share. This is an improvement from 2001 of $1 billion (56 cents per share).

The non-recurring restructuring actions include primarily:

•	Reduction of 950 positions at Jaguar, Land Rover and Volvo;

•	Genk (Belgium) rationalization and transfer of Transit production to Ford Otosan in Turkey;

•	Improvements in Cologne (Germany) as a result of restructuring die-casting and forging operations, and other manufacturing actions.

Total revenue in the fourth quarter was $41.6 billion, up $869 million from a year ago, despite a decline in the number of units sold. Worldwide vehicle unit sales fell slightly in the fourth quarter to 1,791,000 from 1,813,000 a year ago.

The following discussion of fourth-quarter and full-year results excludes unusual items and includes results from discontinued operations in both years. The discontinued operations resulted from holding certain non-core businesses for sale. These include primarily Ford’s automotive recycling business in the U.S., the TH!NK electric vehicle business and the all-makes fleet leasing business in Europe, Australia and New Zealand.

AUTOMOTIVE OPERATIONS

Ford’s worldwide automotive operations posted a loss of $539 million, compared with a loss of $1.96 billion in 2001. Worldwide automotive revenue was $134.4 billion, an increase of nearly three percent versus a year ago.

In the fourth quarter, Ford’s worldwide automotive operations incurred a loss of $191 million on revenue of $34.7 billion, compared with a loss of $803 million on revenue of $33.6 billion in the fourth quarter of 2001.

Automotive gross cash at Dec. 31, 2002 totaled $25.3 billion, including $2.7 billion of pre-funding for employee benefit expenses through a Voluntary Employee Beneficiary Association (VEBA) trust. Gross cash exceeded automotive debt by $11.1 billion at year-end, $7.2 billion better than at Dec. 31, 2001. The company’s full-year automotive operating cash flow, excluding tax refunds, was positive.

North America: The loss in 2002 for Ford’s automotive operations in North America was $559 million on revenue of $94.1 billion. In 2001, those operations had a loss of $2.15 billion on revenue of $90.8 billion. The full-year improvement was primarily a result of the non-recurrence of costs associated with the customer safety initiative to replace Firestone tires and the re-stocking of dealer inventories, which were well below an optimal level at the end of 2001.

In the fourth quarter, Ford’s North America automotive operations posted a loss of $124 million, compared with a loss of $916 million a year ago. The improvement reflected better cost performance, net revenue and mix, offset partially by lower volume. Revenue was $23.3 billion, compared with $23.2 billion in 2001.

Europe: In Europe, Ford’s automotive operations earned $12 million during the full year in 2002, compared with a profit of $266 million in 2001. Revenue was $32.1 billion, an increase from $31.9 billion a year ago.

Automotive operations in Europe incurred a loss of $139 million on revenue of $9.2 billion in the fourth quarter of 2002. This compares with a fourth quarter 2001 profit of $61 million on revenue of $8.5 billion. The decline in earnings for both the fourth quarter and full year reflected a leaner product mix and lower dealer stocks, offset partially by higher market share.

South America: Ford automotive operations in South America incurred a loss of $296 million during full-year 2002, compared with the full-year loss of $225 million in 2001, more than explained by the effects of currency devaluation. Revenue was $1.6 billion, down from $2.2 billion in 2001.

Fourth quarter 2002 losses were $11 million on revenue of $354 million. This compares with a fourth quarter 2001 loss of $46 million on revenue of $466 million.

Rest-of-world: Ford’s automotive operations in the rest of the world earned a full-year profit in 2002 of $304 million, compared with $156 million in 2001. The improvement reflected better performance at Mazda and Ford’s Asia-Pacific operations. Revenue in 2002 was $6.6 billion, up $700 million from 2001.

In the fourth quarter of 2002, profits were $83 million, down from earnings of $98 million in 2001. Revenue was $1.8 billion compared to $1.5 billion during the same time period in 2001.

FORD CREDIT

Ford Motor Credit Company reported earnings of $1.38 billion in 2002, up $175 million from a profit of $1.2 billion a year ago. Return on equity was 9 percent in 2002, compared with 7 percent in 2001. The increase in earnings reflected primarily a lower provision for credit losses, offset partially by the net unfavorable impact of receivables sales and lower net financing margins. The provision for credit losses in 2002 was $3 billion, compared with $3.4 billion in 2001. At year end, the allowance for credit losses was $3.2 billion — 2.47 percent of end-of-period receivables.

In the fourth quarter of 2002, Ford Credit earned $382 million, up $376 million from the same period a year earlier. The improvement reflected a lower provision for credit losses and the net favorable impact of receivables sales, offset partially by lower net financing margins.

Ford Credit paid a dividend to Ford Motor Company of $700 million in December. For the full year, Ford Credit’s dividends, net of a January 2002 capital contribution, were $450 million.

HERTZ

Hertz reported full-year 2002 earnings of $127 million, up from $23 million in 2001. Hertz earned $16 million in the fourth quarter, compared to a loss of $58 million in the fourth quarter of 2001. The full-year and fourth-quarter improvements when compared to 2001 reflected increases in pricing and cost reductions.

OUTLOOK

“Although the outlook for the U.S. economy continues to be uncertain, we are looking for 2003 to be another good year for car and truck sales,” said Allan Gilmour, Ford vice chairman and chief financial officer. “Throughout this year, Ford Motor Company will remain focused on improving total cost and will accelerate its implementation of the key Revitalization Plan elements. I am pleased with the significant progress we made in 2002, and I am confident that our progress will continue into 2003 and beyond.”

Ford is estimating that industry demand will be about 16.5 million vehicles in the U.S. Its North American production plans call for producing 1,035,000 cars and trucks in the first quarter — up 25,000 units from production plans released earlier this month.

Investors can hear a review of fourth quarter and full-year 2002 results by Bill Ford, Allan Gilmour and President and Chief Operating Officer Nick Scheele on the Internet at www.shareholder.ford.com or www.streetevents.com. The presentation will begin at 9 a.m. EST, Jan. 21.

Ford Motor Company, headquartered in Dearborn, Michigan, is the world’s second largest automaker, with approximately 335,000 employees in 200 markets on six continents. Its automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Credit, Quality Care and Hertz. Ford Motor Company will officially observe its 100 th anniversary on June 16, 2003.

-###-

Statements included or incorporated by reference herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors;

•	a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors;

•	lower-than-anticipated market acceptance of new or existing products;

•	work stoppages at key Ford or supplier facilities or other interruptions of supplies;

•	the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;

•	increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;

•	unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;

•	worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements);

•	currency or commodity price fluctuations;

•	a market shift from truck sales in the U.S.;

•	economic difficulties in South America or Asia;

•	reduced availability of or higher prices for fuel;

•	labor or other constraints on our ability to restructure our business;

•	a change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts;

•	a further credit rating downgrade;

•	inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;

•	higher-than-expected credit losses;

•	lower-than-anticipated residual values for leased vehicles;

•	increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, act of war or measures taken by governments in response thereto that negatively affect the travel industry; and

•	our inability to implement the Revitalization Plan.

Ford Motor Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended December 31, 2002 and 2001
(in millions)

	Fourth Quarter		Full Year

	2002	2001	2002	2001

	(unaudited)		(unaudited)

AUTOMOTIVE
Sales	$34,661	$33,593	$134,425	$130,827
Costs and expenses
Costs of sales	32,401	37,200	125,137	128,417
Selling, administrative and other expenses	2,679	2,707	9,819	9,805

Total costs and expenses	35,080	39,907	134,956	138,222
Operating income/(loss)	(419)	(6,314)	(531)	(7,395)
Interest income	173	149	834	765
Interest expense	331	372	1,368	1,376

Net interest income/(expense)	(158)	(223)	(534)	(611)
Equity in net income/(loss) of affiliated companies	6	(170)	(91)	(856)

Income/(loss) before income taxes — Automotive	(571)	(6,707)	(1,156)	(8,862)
FINANCIAL SERVICES
Revenues	6,919	7,118	28,161	29,927
Costs and expenses
Interest expense	1,715	2,134	7,456	9,441
Depreciation	2,609	2,583	10,240	10,164
Operating and other expenses	1,248	1,337	5,080	5,221
Provision for credit and insurance losses	753	1,527	3,276	3,661

Total costs and expenses	6,325	7,581	26,052	28,487
Income/(loss) before income taxes — Financial Services	594	(463)	2,109	1,440

TOTAL COMPANY
Income/(loss) before income taxes	23	(7,170)	953	(7,422)
Provision for/(benefit from) income taxes	(48)	(2,130)	302	(2,097)

Income/(loss) before minority interests	71	(5,040)	651	(5,325)
Minority interests in net income/(loss) of subsidiaries	82	(9)	367	24

Income/(loss) from continuing operations	(11)	(5,031)	284	(5,349)
Cumulative effect of change in accounting principle	—	—	(1,002)	—
Income/(loss) from discontinued/held-for-sale operations	(15)	(37)	(63)	(104)
Loss on disposal of discontinued/held-for-sale operations	(104)	—	(199)	—

Net income/(loss)	$(130)	$(5,068)	$(980)	$(5,453)

Income/(loss) attributable to Common and Class B Stock after Preferred Stock dividends	$(134)	$(5,072)	$(995)	$(5,468)
Average number of shares of Common and Class B Stock outstanding	1,833	1,810	1,819	1,820
AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income
Income/(loss) from continuing operations	$(0.01)	$(2.79)	$0.15	$(2.96)
Cumulative effect of change in accounting principle	—	—	(0.55)	—
Income/(loss) from discontinued/held-for-sale operations	(0.01)	(0.02)	(0.04)	(0.06)
Loss on disposal of discontinued/held-for-sale operations	(0.05)	—	(0.11)	—

Net income/(loss)	$(0.07)	$(2.81)	$(0.55)	$(3.02)
Diluted income
Income/(loss) from continuing operations	$(0.01)	$(2.79)	$0.15	$(2.96)
Cumulative effect of change in accounting principle	—	—	(0.55)	—
Income/(loss) from discontinued/held-for-sale operations	(0.01)	(0.02)	(0.03)	(0.06)
Loss on disposal of discontinued/held-for-sale operations	(0.05)	—	(0.11)	—

Net income/(loss)	$(0.07)	$(2.81)	$(0.54)	$(3.02)
Cash dividends	$0.10	$0.15	$0.40	$1.05

Ford Motor Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
As of December 31, 2002 and 2001
(in millions)

	2002	2001

	(unaudited)	(unaudited)

ASSETS
Automotive
Cash and cash equivalents	$5,180	$4,064
Marketable securities	17,464	10,949

Total cash and marketable securities	22,644	15,013
Receivables, net	2,065	2,181
Inventories	6,980	6,127
Deferred income taxes	3,462	2,595
Other current assets	4,551	6,153
Current receivable from Financial Services	1,062	938

Total current assets	40,764	33,007
Equity in net assets of affiliated companies	2,470	2,450
Net property	36,364	33,022
Deferred income taxes	11,694	5,981
Goodwill	4,805	5,213
Other intangible assets	812	1,125
Other assets	10,783	7,153
Assets of discontinued and held-for-sale operations	98	368

Total Automotive assets	107,790	88,319
Financial Services
Cash and cash equivalents	$7,070	$3,133
Investments in securities	807	628
Finance receivables, net	96,910	110,190
Net investment in operating leases	40,055	45,388
Retained interest in sold receivables	17,618	12,548
Goodwill	752	1,042
Other intangible assets	248	223
Other assets	16,763	9,224
Assets of discontinued and held-for-sale operations	2,406	2,136
Receivable from Automotive	4,803	3,712

Total Financial Services assets	187,432	188,224

Total assets	$295,222	$276,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
Automotive
Trade payables	$14,606	$15,620
Other payables	2,485	4,224
Accrued liabilities	27,557	24,258
Debt payable within one year	557	302

Total current liabilities	45,205	44,404
Long-term debt	13,607	13,467
Other liabilities	46,886	30,873
Deferred income taxes	303	362
Liabilities of discontinued and held-for-sale operations	225	162
Payable to Financial Services	4,803	3,712

Total Automotive liabilities	111,029	92,980
Financial Services
Payables	2,724	1,484
Debt	148,058	153,034
Deferred income taxes	11,644	9,686
Other liabilities and deferred income	8,614	9,165
Liabilities of discontinued and held for sale operations	831	798
Payable to Automotive	1,062	938

Total Financial Services liabilities	172,933	175,105
Company-obligated mandatorily redeemable preferred securities of a subsidiary trusts holding solely junior subordinated debentures of the Company	5,670	672
Stockholders’ equity
Capital stock
Preferred Stock, par value $1.00 per share (aggregate liquidation preference of $177 million)	*	*
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,420	6,001
Accumulated other comprehensive income/(loss)	(6,531)	(5,913)
Treasury stock	(1,977)	(2,823)
Earnings retained for use in business	8,659	10,502

Total stockholders’ equity	5,590	7,786

Total liabilities and stockholders’ equity	$295,222	$276,543

*	Less than $1 million

Ford Motor Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Periods Ended December 31, 2002 and 2001
(in millions)

	2002		2001

		Financial		Financial
	Automotive	Services	Automotive	Services

	(unaudited)		(unaudited)
Cash and cash equivalents at January 1	$4,064	$3,133	$3,360	$1,417

Cash flows from operating activities before securities trading	9,487	15,375	7,456	13,172
Net sales/(purchases) of trading securities	(6,206)	(23)	1,143	120

Net cash flows from operating activities	3,281	15,352	8,599	13,292
Cash flows from investing activities
Capital expenditures	(6,776)	(502)	(6,301)	(651)
Acquisitions of other companies	—	—	—	(737)
Acquisitions of receivables and lease investments	—	(81,806)	—	(94,061)
Collections of receivables and lease investments	—	45,777	—	45,110
Net acquisitions of daily rental vehicles	—	(1,846)	—	(1,412)
Purchases of securities	(3,446)	(609)	(12,489)	(734)
Sales and maturities of securities	3,445	479	13,866	759
Proceeds from sales of receivables and lease investments	—	41,289	—	41,419
Proceeds from sale of businesses	257	—	—	—
Net investing activity with Financial Services	1,053	—	186	—
Cash paid for acquisitions	(289)	—	(1,998)	—
Other	—	407	367	250

Net cash (used in)/provided by investing activities	(5,756)	3,189	(6,369)	(10,057)
Cash flows from financing activities
Cash dividends	(743)	—	(1,929)	—
Net sales/(purchases) of Common Stock	287	—	(1,385)	—
Proceeds from mandatorily redeemable convertible preferred securities	4,900	—	—	—
Preferred Stock — Series B redemption	(177)	—	—
Changes in short-term debt	(25)	(14,136)	38	(18,274)
Proceeds from issuance of other debt	318	15,524	2,063	44,193
Principal payments on other debt	(859)	(15,760)	(1,122)	(26,204)
Net financing activity with Automotive	—	(1,053)	—	(186)
Other	(23)	361	261	(249)

Net cash (used in)/provided by financing activities	3,678	(15,064)	(2,074)	(720)
Effect of exchange rate changes on cash	37	336	(101)	(151)
Net transactions with Automotive/Financial Services	(124)	124	649	(649)

Net increase in cash and cash equivalents	1,116	3,937	704	1,716

Cash and cash equivalents at December 31	$5,180	$7,070	$4,064	$3,133

Includes Discontinued Operations
and Excludes Unusual Items
(Unaudited)

Ford Motor Company
AUTOMOTIVE COST OF SALES DETAIL
2002 Compared With 2001

COST OF SALES		4th Quarter			Full Year

		2002	2001	B/(W)	2002	2001	B/(W)

Total Costs and Expenses		34,853	34,659	(194)	134,448	133,067	(1,381)
Less:	Depreciation	574	623	49	2,443	2,612	169
	Amortization	658	566	(92)	2,461	2,398	(63)
	Selling and Admin	2,644	2,714	70	9,668	9,739	71
	Postretirement Expense	554	252	(302)	2,115	1,338	(777)

Net Cost of Sales		30,423	30,504	81	117,761	116,980	(781)

Memo: Gross Margin		12.2%	9.2%	3.0 pts	12.4%	10.6%	1.8 pts.

FOURTH QUARTER AND FULL YEAR 2002 EARNINGS REVIEW JANUARY 21, 2003

SLIDE 1
U.S. Industry / Share Industry SAAR 17.1 million Higher incentives offset weaker consumer fundamentals Ford market share at 21.2% -- down 1.6 points from a year ago, but up 0.5 points from First Quarter Europe Industry / Share Industry SAAR 17.7 million, up 600,000 from the Third Quarter; increase more than accounted for by Italy Ford market share at 10.6% -- up 0.6 points from a year ago Fourth Quarter Results Operating results of $0.08 per share -- exceeded earnings guidance Significant cost reduction momentum Identified $1 billion of non-product expense reduction for 2003 Ford Credit reported solid profits, lower leverage, and paid a dividend U.S. pension underfunded by $7.3 billion; contributed $500 million to the fund on January 6, 2003 Liquidity remains strong, with year-end cash at $25.3 billion FOURTH QUARTER 2002 PERSPECTIVE

SLIDE 2
Earnings Per Share -- Operating Income* $ 0.08 $ 0.56 $ 0.47 $ 0.91 -- Net Income (GAAP) (0.07) 2.74 (0.55) 2.47 Income (Mils.) -- Operating Income* $ 150 $1,010 $ 872 $1,654 -- Net Income (GAAP) (130) 4,938 (980) 4,473 Effective Tax Rate* 32.7% (0.2) Pts. 32.7% (0.2) Pts. Worldwide Vehicle Unit Sales (000) 1,791 (22) 6,980 (28) Worldwide Revenue (Bils.) $ 41.6 $ 0.9 $162.6 $ 1.8 Combined Car & Truck Market Shares United States 21.2% (1.6) Pts. 21.1% (1.7) Pts. Europe 10.6 0.6 10.9 0.3 Brazil 11.7 3.6 10.3 2.1 U.S. Marketing Costs As A Percent Of Revenue** 16.2% 0.5 Pts. 15.8% (1.1) Pts. Automotive Return On Sales North America (0.1)% 3.8 Pts. (0.2)% 2.1 Pts. Worldwide (0.3) 2.1 (0.1) 1.3 Automotive Cash -- Incl. VEBA (Bils.)**** Gross $25.3 $(0.4)*** $25.3 $7.6 Net 11.1 (0.8)*** 11.1 7.2 * Excludes unusual items shown on Slide 6 and includes the results of discontinued operations ** Ford, Lincoln, and Mercury *** Compared with September 30, 2002 **** Consistent with cash definitions used in MD&A of the 2002 Third Quarter 10-Q FOURTH QUARTER AND FULL YEAR 2002 RESULTS Results B/(W) 2001 Fourth Quarter Results Full Year B/(W) 2001

SLIDE 3
Earnings Per Share -- Operating Income* $ 0.08 $ 0.56 $ 0.47 $ 0.91 -- Net Income (GAAP) (0.07) 2.74 (0.55) 2.47 Income (Mils.) -- Operating Income* $ 150 $1,010 $ 872 $1,654 -- Net Income (GAAP) (130) 4,938 (980) 4,473 * Excludes unusual items detailed on Slide 6 and includes the results of discontinued operations Results Fourth Quarter Results Full Year B / (W) 2001 B / (W) 2001 FOURTH QUARTER AND FULL YEAR 2002 RESULTS

SLIDE 4
Worldwide Vehicle Unit Sales (000) 1,791 (22) 6,980 (28) Worldwide Revenue (Bils.) $ 41.6 $ 0.9 $162.6 $ 1.8 Combined Car & Truck Market Shares United States 21.2% (1.6) Pts. 21.1% (1.7) Pts. Europe 10.6 0.6 10.9 0.3 Brazil 11.7 3.6 10.3 2.1 U.S. Marketing Costs As A Percent Of Revenue* 16.2% 0.5 Pts. 15.8% (1.1) Pts. * Ford, Lincoln, and Mercury FOURTH QUARTER AND FULL YEAR 2002 RESULTS (CONT'D.) Results Fourth Quarter Results Full Year B / (W) 2001 B / (W) 2001

SLIDE 5
Automotive Cash -- Incl. VEBA (Bils.)* Gross $25.3 $(0.4) $25.3 $7.6 Net 11.1 (0.8) 11.1 7.2 * Consistent with cash definitions used in MD&A of the 2002 Third Quarter 10-Q Results Fourth Quarter Results Full Year B / (W) 2001 B / (W) Third Qtr. FOURTH QUARTER AND FULL YEAR 2002 RESULTS (CONT'D.)

SLIDE 6
2002 UNUSUAL ITEMS Operating Income $ 150 $ 0.08 $ 872 $ 0.47 Exclude Unusual Items FAS 142 Impairment $ - $(1,002) Restructuring Ford of Europe (117) (117) P.A.G. (106) (106) Major Dispositions (Prim. Kwik-Fit) - (525) Europe End-of-Life Vehicle - (46) FAS 133 (Derivatives) (57) (198) Tax Refund Interest - 142 Total Unusual Items $(280) $(0.15) $(1,852) $(1.02) Net Income (GAAP) $(130) $(0.07) $ (980) $(0.55) Memo: Automotive $(443) $(1,956) Financial Services 313 976 Total $(130) $(980) Amount (Mils.) Per Share Per Share Amount (Mils.) Fourth Quarter Full Year

SLIDE 7
FOURTH QUARTER RESTRUCTURING ACTIONS Premier Automotive Group Primarily reduction of 950 positions at Jaguar, Land Rover, and Volvo Ford Europe Genk (Belgium) rationalization and transfer of Transit production to Ford Otosan (Turkey) Cologne (Germany) - employment reductions as a result of restructuring our die-casting and forging operations

SLIDE 8
AUTO Auto Ford Credit Hertz Other 1995 MARKET PROFITS 150 -191 382 16 -57 TOTAL COMPANY FOURTH QUARTER 2002 OPERATING INCOME / (LOSS)* Total Automotive Ford Credit Hertz Other Financial Services $(191) $382 $150 $16 $(57) By Major Business Segment (Mils.) B / (W) Than 2001 $1,010 $ 612 $ 376 $ 74 $(52) * Operating income / (loss) excludes unusual items detailed on Slide 6 and includes the results of discontinued operations

SLIDE 9
AUTO N.A. EUROPE S.A. ROW 1995 MARKET PROFITS -191 -124 -139 -11 83 AUTOMOTIVE SECTOR FOURTH QUARTER 2002 OPERATING INCOME / (LOSS)* Worldwide North America Europe South America Rest Of World $(124) $(139) $(191) $(11) $83 By Major Geographic Region (Mils.) B / (W) Than 2001 $ 612 $ 792 $(200) $ 35 $(15) * Operating income / (loss) excludes unusual items detailed on Slide 6 and includes the results of discontinued operations

SLIDE 10
FORD CREDIT RESULTS & METRICS* Key Metrics Receivables (Bils.) Owned $147 $138 $129 Securitized 59 66 71 Managed $206 $204 $200 Managed Credit Loss Ratio U.S. Retail & Lease 1.76% 1.51% 1.87 % Worldwide Total 1.46 1.37 1.54 Allow. for Owned Credit Losses Worldwide Amount (Bils.) $2.8 $3.2 $3.2 - Pct. of EOP Receivables 1.86% 2.29% 2.47 % Managed Leverage (To 1)** 14.8 13.0 12.9 4th Qtr. 3rd Qtr. 4th Qtr. 2002 2001 * Operating income and key metrics exclude unusual items detailed on Slide 6 and include the results of discontinued operations (Axus -- all-makes fleet leasing business in Europe, Australia, and New Zealand) ** Consistent with the MD&A definition used in Ford Credit's 2001 10-K Operating Income (Mils.) $382 $6 ROE 0.2% 11.3% 10.7% 4th Qtr. 2002 4th Qtr. 2001 3rd Qtr. 2002 $408

SLIDE 11
Term Debt GlobLSTM $19 $ 2 $0 Non-Dollar Denominated 17 9 2 Retail / MTN / Other 4 3 0 Total Term Debt $40 $14 $2 $ 5 - 8 $ 7 - 10 Term Public Securitization* 20 17 3 9 - 12 12 - 15 Total Term Funding $60 $31 $5 $14 - 20 $19 - 25 Memo: Prior Plan (4Q02) $22 - 32 FORD CREDIT TERM FUNDING PLAN 2001 Actual (Bils.) YTD (Bils.) Transaction Type 2002 Actual (Bils.) * Reflects new bonds issued; excludes asset sales to commercial paper conduits and whole loan sales ** $3 billion term public securitization to settle January 22, 2003 Full Year (Bils.) Remaining (Bils.) 2003 **

SLIDE 12
FOURTH QUARTER AUTOMOTIVE CASH FLOW* Gross Cash (Incl. VEBA) December 31, 2002 $25.3 September 30, 2002 25.7 Change in Gross Cash $ (0.4) Operating Related Cash Flows Automotive Net Income (GAAP) $ (0.4) Restructuring and Other Non-Cash 0.3 Capital Spending (2.1) Depreciation & Amortization 1.2 Changes in Receivables, Inventory, and Trade Payables (1.4) Capital Transactions with Financial Services Sector 0.7 Other -- Primarily Expense & Payment Timing Differences 1.2 Total Operating Related Before Tax Refunds $ (0.5) Tax Refunds 0 Total Operating Related $ (0.5) Divestitures and Acquisitions Divestitures and Asset Sales 0.5 Capital Calls and Acquisitions (0.2) Financing Related Cash Flows Dividends to Shareholders (0.2) Change in Gross Cash $ (0.4) * Consistent with operating cash flow calculations used in MD&A of the Third Quarter 2002 10-Q (before tax refunds) Fourth Qtr. (Bils.)

SLIDE 13
FOURTH QUARTER AUTOMOTIVE CASH FLOW* Gross Cash (Incl. VEBA) December 31, 2002 $25.3 September 30, 2002 25.7 Change in Gross Cash $ (0.4) Operating Related Cash Flows Automotive Net Income (GAAP) $ (0.4) Restructuring and Other Non-Cash 0.3 Capital Spending (2.1) Depreciation & Amortization 1.2 Changes in Receivables, Inventory, and Trade Payables (1.4) Capital Transactions with Financial Services Sector 0.7 Other -- Primarily Expense & Payment Timing Differences 1.2 Total Operating Related Before Tax Refunds $ (0.5) Tax Refunds 0 Total Operating Related $ (0.5) Divestitures and Acquisitions Divestitures and Asset Sales 0.5 Capital Calls and Acquisitions (0.2) Financing Related Cash Flows Dividends to Shareholders (0.2) Change in Gross Cash $ (0.4) * Consistent with operating cash flow calculations used in MD&A of the Third Quarter 2002 10-Q (before tax refunds) Fourth Qtr. (Bils.)

SLIDE 14
FOURTH QUARTER AUTOMOTIVE CASH FLOW* Fourth Qtr. (Bils.) Gross Cash (Incl. VEBA) December 31, 2002 $25.3 September 30, 2002 25.7 Change in Gross Cash $ (0.4) Operating Related Cash Flows Automotive Net Income (GAAP) $(0.4) Restructuring and Other Non-Cash 0.3 Capital Spending (2.1) Depreciation & Amortization 1.2 Changes in Receivables, Inventory, and Trade Payables (1.4) Capital Transactions with Financial Services Sector 0.7 Other -- Primarily Expense & Payment Timing Differences 1.2 Total Operating Related Before Tax Refunds $(0.5) Tax Refunds 0 Total Operating Related $(0.5) Divestitures and Acquisitions Divestitures and Asset Sales 0.5 Capital Calls and Acquisitions (0.2) Financing Related Cash Flows Dividends to Shareholders (0.2) Change in Gross Cash $ (0.4) * Consistent with operating cash flow calculations used in MD&A of the Third Quarter 2002 10-Q (before tax refunds)

SLIDE 15
FOURTH QUARTER AUTOMOTIVE CASH FLOW* Gross Cash (Incl. VEBA) December 31, 2002 $25.3 September 30, 2002 25.7 Change in Gross Cash $ (0.4) Operating Related Cash Flows Automotive Net Income (GAAP) $ (0.4) Restructuring and Other Non-Cash 0.3 Capital Spending (2.1) Depreciation & Amortization 1.2 Changes in Receivables, Inventory, and Trade Payables (1.4) Capital Transactions with Financial Services Sector 0.7 Other -- Primarily Expense & Payment Timing Differences 1.2 Total Operating Related Before Tax Refunds $ (0.5) Tax Refunds 0 Total Operating Related $ (0.5) Divestitures and Acquisitions Divestitures and Asset Sales 0.5 Capital Calls and Acquisitions (0.2) Financing Related Cash Flows Dividends to Shareholders (0.2) Change in Gross Cash $ (0.4) * Consistent with operating cash flow calculations used in MD&A of the Third Quarter 2002 10-Q (before tax refunds) Fourth Qtr. (Bils.)

SLIDE 16
FOURTH QUARTER AUTOMOTIVE CASH FLOW* Gross Cash (Incl. VEBA) December 31, 2002 $25.3 September 30, 2002 25.7 Change in Gross Cash $ (0.4) Operating Related Cash Flows Automotive Net Income (GAAP) $ (0.4) Restructuring and Other Non-Cash 0.3 Capital Spending (2.1) Depreciation & Amortization 1.2 Changes in Receivables, Inventory, and Trade Payables (1.4) Capital Transactions with Financial Services Sector 0.7 Other -- Primarily Expense & Payment Timing Differences 1.2 Total Operating Related Before Tax Refunds $ (0.5) Tax Refunds 0 Total Operating Related $ (0.5) Divestitures and Acquisitions Divestitures and Asset Sales 0.5 Capital Calls and Acquisitions (0.2) Financing Related Cash Flows Dividends to Shareholders (0.2) Change in Gross Cash $ (0.4) * Consistent with operating cash flow calculations used in MD&A of the Third Quarter 2002 10-Q (before tax refunds) Fourth Qtr. (Bils.)

SLIDE 17
Total Auto Ford Credit Hertz Other 1995 MARKET PROFITS 872 -539 1375 127 -91 TOTAL COMPANY FULL YEAR 2002 OPERATING INCOME / (LOSS)* Total Automotive Ford Credit Hertz Other Financial Services $(539) $1,375 $872 $127 $(91) By Major Business Segment (Mils.) B / (W) Than 2001 $1,654 $ 1,418 $175 $104 $(43) * Operating income / (loss) excludes unusual items detailed on Slide 6 and includes the results of discontinued operations

SLIDE 18
AUTO N.A. EUROPE S.A. ROW 1995 MARKET PROFITS -539 -559 12 -296 304 AUTOMOTIVE SECTOR FULL YEAR 2002 OPERATING INCOME / (LOSS)* Worldwide North America Europe South America Rest Of World $(559) $12 $(539) $(296) $304 By Major Geographic Region (Mils.) B / (W) Than 2001 $1,418 $ 1,595 $(254) $(71) $148 * Operating income / (loss) excludes unusual items detailed on Slide 6 and includes the results of discontinued operations

SLIDE 19
FULL YEAR AUTOMOTIVE CASH FLOW* Gross Cash (Incl. VEBA) December 31, 2002 $25.3 December 31, 2001 17.7 Change in Gross Cash $ 7.6 Operating Related Cash Flows Automotive Net Income (GAAP) $ (2.0) Impairments, Kwik-Fit, Restructuring, and Other Non-Cash 1.6 Capital Spending (6.8) Depreciation & Amortization 4.9 Changes in Receivables, Inventory, and Trade Payables (1.8) Capital Transactions with Financial Services Sector 0.4 Other -- Primarily Expense & Payment Timing Differences 3.9 Total Operating Related Before Tax Refunds $ 0.2 Tax Refunds 2.6 Total Operating Related $ 2.8 Divestitures and Acquisitions Divestitures and Asset Sales 0.9 Capital Calls and Acquisitions (0.3) Financing Related Cash Flows Dividends to Shareholders (0.7) Convertible Preferred Proceeds 4.9 Change in Gross Cash $ 7.6 * Consistent with operating cash flow calculations used in MD&A of the Third Quarter 2002 10-Q (before tax refunds) Full Year (Bils.)

SLIDE 20
FULL YEAR AUTOMOTIVE CASH FLOW* Gross Cash (Incl. VEBA) December 31, 2002 $25.3 December 31, 2001 17.7 Change in Gross Cash $ 7.6 Operating Related Cash Flows Automotive Net Income (GAAP) $ (2.0) Impairments, Kwik-Fit, Restructuring, and Other Non-Cash 1.6 Capital Spending (6.8) Depreciation & Amortization 4.9 Changes in Receivables, Inventory, and Trade Payables (1.8) Capital Transactions with Financial Services Sector 0.4 Other -- Primarily Expense & Payment Timing Differences 3.9 Total Operating Related Before Tax Refunds $ 0.2 Tax Refunds 2.6 Total Operating Related $ 2.8 Divestitures and Acquisitions Divestitures and Asset Sales 0.9 Capital Calls and Acquisitions (0.3) Financing Related Cash Flows Dividends to Shareholders (0.7) Convertible Preferred Proceeds 4.9 Change in Gross Cash $ 7.6 * Consistent with operating cash flow calculations used in MD&A of the Third Quarter 2002 10-Q (before tax refunds) Full Year (Bils.)

SLIDE 21
FULL YEAR AUTOMOTIVE CASH FLOW* Gross Cash (Incl. VEBA) December 31, 2002 $25.3 December 31, 2001 17.7 Change in Gross Cash $ 7.6 Operating Related Cash Flows Automotive Net Income (GAAP) $ (2.0) Impairments, Kwik-Fit, Restructuring, and Other Non-Cash 1.6 Capital Spending (6.8) Depreciation & Amortization 4.9 Changes in Receivables, Inventory, and Trade Payables (1.8) Capital Transactions with Financial Services Sector 0.4 Other -- Primarily Expense & Payment Timing Differences 3.9 Total Operating Related Before Tax Refunds $ 0.2 Tax Refunds 2.6 Total Operating Related $ 2.8 Divestitures and Acquisitions Divestitures and Asset Sales 0.9 Capital Calls and Acquisitions (0.3) Financing Related Cash Flows Dividends to Shareholders (0.7) Convertible Preferred Proceeds 4.9 Change in Gross Cash $ 7.6 * Consistent with operating cash flow calculations used in MD&A of the Third Quarter 2002 10-Q (before tax refunds) Full Year (Bils.)

SLIDE 22
FULL YEAR AUTOMOTIVE CASH FLOW* Gross Cash (Incl. VEBA) December 31, 2002 $25.3 December 31, 2001 17.7 Change in Gross Cash $ 7.6 Operating Related Cash Flows Automotive Net Income (GAAP) $ (2.0) Impairments, Kwik-Fit, Restructuring, and Other Non-Cash 1.6 Capital Spending (6.8) Depreciation & Amortization 4.9 Changes in Receivables, Inventory, and Trade Payables (1.8) Capital Transactions with Financial Services Sector 0.4 Other -- Primarily Expense & Payment Timing Differences 3.9 Total Operating Related Before Tax Refunds $ 0.2 Tax Refunds 2.6 Total Operating Related $ 2.8 Divestitures and Acquisitions Divestitures and Asset Sales 0.9 Capital Calls and Acquisitions (0.3) Financing Related Cash Flows Dividends to Shareholders (0.7) Convertible Preferred Proceeds 4.9 Change in Gross Cash $ 7.6 * Consistent with operating cash flow calculations used in MD&A of the Third Quarter 2002 10-Q (before tax refunds) Full Year (Bils.)

SLIDE 23
2003 EXTERNAL MILESTONES Planning Assumptions Industry Volume -- U.S. 16.5 million units -- Europe 17.0 million units Net Pricing* -- U.S. Zero -- Europe 1% Physicals Quality Improve in all regions Market Share Improve in all regions Automotive Cost Performance* Improve by at least $500 million Capital Spending $8 billion Financial Results Automotive Income Before Taxes Breakeven Operating Cash Flow** Breakeven Ford Credit Improve cash contribution to Parent; maintain managed leverage in low end of 13-14 to 1 range*** 2003 Milestone * At constant volume and mix ** Consistent with operating cash flow calculations used in MD&A of the Third Quarter 2002 10-Q (before tax refunds) *** Consistent with the MD&A definition used in Ford Credit's 2001 10-K u u

SLIDE 24
U.S. NET PRICING* Marketing Cost as a Pct. of Revenue 15.7% 15.6% 15.9% 16.2% 15.8% - (Higher) / Lower than 2001 (1.1) Pts. Increase in Wholesale Prices 1.1 Net Pricing** 0 Pts. * Ford, Lincoln, and Mercury ** At constant mix 1st Qtr. 2nd Qtr. 3rd Qtr. 4th Qtr. Full Year 2002

U.S. MARKET SHARE / PRODUCT INTRODUCTION

	2002 1Q	2002 2Q	2002 3Q	2002 4Q	2003
Market Share	20.7%	21.3%	21.3%	21.2%	Increase


Ford Crown Victoria / Mercury Grand Marquis
April
Lincoln Town Car
May
Ford Expedition / Lincoln Navigator
June
Land Rover Range Rover
July
Ford F-Super Duty – 6.0L Powerstroke Diesel
Dec.
Lincoln Aviator
Dec.
Lincoln LS
Dec.
Volvo XC90
Dec.
Jaguar XJ
Ford F-150
Ford Windstar / Mercury Monterey

EUROPE -- MARKET SHARE / PRODUCT INTRODUCTION

	2002				2003
	1Q	2Q	3Q	4Q	
Market Share	11.3%	10.8%	10.9%	10.6%	Increase



Ford Fiesta 5-Door
Jan.
Land Rover Range Rover
Jan.
Ford Fusion
May
Ford Transit Connect
Sept.
Ford Fiesta 3-Door
Nov.
Volvo XC90
Nov.
Ford StreetKa / SportKa
Jaguar XJ
Ford Focus C-MAX
Volvo S80

SLIDE 27
FIRST QUARTER OUTLOOK North America Production at 1,035,000 units, up 25,000 units from prior plan Ensures adequate supply for F-150 changeover Europe Production at 570,000 units Up 20,000 units from a year ago Cost Reductions Accelerating worldwide EARNINGS GUIDANCE -- ABOUT $0.20 PER SHARE

SLIDE 28
Appendix

SLIDE 29
Pre-Tax Operating* North America $ (159) $ (1,347) $ 1,188 $ (605) $ (3,232) $ 2,627 Europe (226) 104 (330) (6) 424 (430) South America (52) (74) 22 (483) (350) (133) Rest of World 126 139 (13) 472 262 210 Worldwide $ (311) $ (1,178) $ 867 $ (622) $ (2,896) $ 2,274 After-Tax Operating* North America $ (124) $ (916) $ 792 $ (559) $ (2,154) $ 1,595 Europe (139) 61 (200) 12 266 (254) South America (11) (46) 35 (296) (225) (71) Rest of World 83 98 (15) 304 156 148 Worldwide $ (191) $ (803) $ 612 $ (539) $ (1,957) $ 1,418 Sales North America $23,271 $23,185 $ 86 $ 94,069 $ 90,753 $ 3,316 Europe 9,216 8,450 766 32,095 31,900 195 South America 354 466 (112) 1,616 2,229 (613) Rest of World 1,820 1,492 328 6,645 5,945 700 Worldwide $34,661 $33,593 $ 1,068 $134,425 $130,827 $ 3,598 AUTOMOTIVE GEOGRAPHIC DATA 4th Quarter Full Year - Appendix 1 - 2002 (Mils.) 2001 (Mils.) 2002 B / (W) 2001 (Mils.) 2002 (Mils.) 2001 (Mils.) 2002 B / (W) 2001 (Mils.) * Operating income / (loss) excludes unusual items detailed on Slide 6 and includes the results of discontinued operations

SLIDE 30
PRODUCTION VOLUMES North America Car 303 (34) 1,438 55 305 (87) Truck 648 (16) 2,691 53 730 70 Total 951 (50) 4,129 108 1,035 (17) B / (W) Prior 11 11 25 20 Europe 620 12 2,301 (72) 570 Amount (000) 2002 Actual - Appendix 2 - Fourth Quarter B / (W) 2001 (000) Amount (000) Full Year B / (W) 2001 (000) Amount (000) B / (W) 2001 (000) First Quarter 2003 Forecast

SLIDE 31
Market Share (Pct.) Car 16.6% 16.1% 16.4% 17.8% 17.7 % Truck 25.7 25.4 25.5 27.0 27.4 Total 21.3% 21.2% 21.1% 22.8% 22.8 % Sales Mix (Ford / LM) Fleet Sales (Pct. of Total) 17% 25% 24% 19% 24 % Red Carpet Lease (Pct. of Total) 8 8 11 7 15 Red Carpet Lease (Pct. of Retail) 10 11 14 9 20 Inventory Days' Supply (Ford / LM) Car 67 78 78 63 63 Truck 65 66 66 60 60 Average 65 70 70 61 61 U.S. MARKET DATA 3rd Qtr. 4th Qtr. 4th Qtr. Full Year Memo: 2001 2002 Full Year - Appendix 3 -

SLIDE 32
VEHICLE UNIT SALES Memo: Vehicle unit sales generally are reported worldwide on a "where sold" basis and include sales of all Ford-badged units, as well as units manufactured by Ford and sold to other manufacturers North America U.S. Car 342 381 1,460 1,427 Truck 601 605 2,493 2,458 Total U.S. 943 986 3,953 3,885 Canada 75 79 280 245 Mexico 54 49 175 162 Total North America 1,072 1,114 4,408 4,292 Europe Britain 149 145 592 637 Germany 86 94 327 383 Italy 85 75 245 249 France 51 45 150 163 Spain 45 42 169 178 Sweden 31 44 123 135 Other Countries 120 108 398 416 Total Europe 567 553 2,004 2,161 South America Brazil 44 26 148 125 Argentina 7 6 25 29 Other Countries 7 14 27 44 Total South America 58 46 200 198 Rest of World Australia 33 30 117 115 Taiwan 14 9 65 53 Other Countries 47 61 186 189 Total Other International 94 100 368 357 Total Worldwide Vehicle Unit Sales 1,791 1,813 6,980 7,008 2002 (000) 2001 (000) 2002 (000) 2001 (000) Fourth Quarter Full Year - Appendix 4 -

SLIDE 33
PENSION RESULTS Year-end 2002 Underfunded by $7.3 billion in the US; $15.6 billion worldwide Full year 2002 U.S. pension fund return was negative 9.7% Incremental reduction in equity of $5.4 billion Contributed $500 million of cash to the U.S. fund on January 6; plan to accelerate contribution of $500 million planned for 2004 to First Half 2003, subject to verification of tax deductibility Reduced U.S. discount rate from 7.25% to 6.75% at year-end 2001 Reduced long-term pension fund return assumption to 8.75% for U.S., Canada, and Britain, effective January 1, 2003 2003 U.S. pre-tax pension expense projected to be $270 million, $460 million higher than in 2002 Project no obligation to fund U.S. plans until 2007; no PBGC penalty premiums projected until 2005 - Appendix 5 -

FOURTH QUARTER 2002 FIXED INCOME PRESENTATION JANUARY 21, 2003

Earnings Per Share -- Operating Income* $ 0.08 $ 0.56 $ 0.47 $ 0.91 -- Net Income (GAAP) (0.07) 2.74 (0.55) 2.47 Income (Mils.) -- Operating Income* $ 150 $1,010 $ 872 $1,654 -- Net Income (GAAP) (130) 4,938 (980) 4,473 Effective Tax Rate* 32.7% (0.2) Pts. 32.7% (0.2) Pts. Worldwide Vehicle Unit Sales (000) 1,791 (22) 6,980 (28) Worldwide Revenue (Bils.) $ 41.6 $ 0.9 $162.6 $ 1.8 Combined Car & Truck Market Shares United States 21.2% (1.6) Pts. 21.1% (1.7) Pts. Europe 10.6 0.6 10.9 0.3 Brazil 11.7 3.6 10.3 2.1 U.S. Marketing Costs As A Percent Of Revenue** 16.2% 0.5 Pts. 15.8% (1.1) Pts. Automotive Return On Sales North America (0.1)% 3.8 Pts. (0.2)% 2.1 Pts. Worldwide (0.3) 2.1 (0.1) 1.3 Automotive Cash -- Incl. VEBA (Bils.)**** Gross $25.3 $(0.4)*** $25.3 $7.6 Net 11.1 (0.8)*** 11.1 7.2 * Excludes unusual items shown on Slide 6 and includes the results of discontinued operations ** Ford, Lincoln, and Mercury *** Compared with September 30, 2002 **** Consistent with cash definitions used in MD&A of the 2002 Third Quarter 10-Q FOURTH QUARTER AND FULL YEAR 2002 RESULTS Results B/(W) 2001 Fourth Quarter Results Full Year B/(W) 2001

2002 UNUSUAL ITEMS Operating Income $ 150 $ 0.08 $ 872 $ 0.47 Exclude Unusual Items FAS 142 Impairment $ - $(1,002) Restructuring Ford of Europe (117) (117) P.A.G. (106) (106) Major Dispositions (Prim. Kwik-Fit) - (525) Europe End-of-Life Vehicle - (46) FAS 133 (Derivatives) (57) (198) Tax Refund Interest - 142 Total Unusual Items $(280) $(0.15) $(1,852) $(1.02) Net Income (GAAP) $(130) $(0.07) $ (980) $(0.55) Memo: Automotive $(443) $(1,956) Financial Services 313 976 Total $(130) $(980) Amount (Mils.) Per Share Per Share Amount (Mils.) Fourth Quarter Full Year

2003 EXTERNAL MILESTONES Planning Assumptions Industry Volume -- U.S. 16.5 million units -- Europe 17.0 million units Net Pricing* -- U.S. Zero -- Europe 1% Physicals Quality Improve in all regions Market Share Improve in all regions Automotive Cost Performance* Improve by at least $500 million Capital Spending $8 billion Financial Results Automotive Income Before Taxes Breakeven Operating Cash Flow** Breakeven Ford Credit Improve cash contribution to Parent; maintain managed leverage in low end of 13-14 to 1 range*** 2003 Milestone * At constant volume and mix ** Consistent with operating cash flow calculations used in MD&A of the Third Quarter 2002 10-Q (before tax refunds) *** Consistent with the MD&A definition used in Ford Credit's 2001 10-K

FORD CREDIT RESULTS & METRICS* Key Metrics Receivables (Bils.) Owned $147 $138 $129 Securitized 59 66 71 Managed $206 $204 $200 Managed Credit Loss Ratio U.S. Retail & Lease 1.76% 1.51% 1.87 % Worldwide Total 1.46 1.37 1.54 Allow. for Owned Credit Losses Worldwide Amount (Bils.) $2.8 $3.2 $3.2 - Pct. of EOP Receivables 1.86% 2.29% 2.47 % Managed Leverage (To 1)** 14.8 13.0 12.9 4th Qtr. 3rd Qtr. 4th Qtr. 2002 2001 * Operating income and key metrics exclude unusual items detailed on Slide 2 and include the results of discontinued operations (Axus - all-makes fleet leasing business in Europe, Australia and New Zealand) ** Consistent with the MD&A definition used in Ford Credit's 2001 10-K Operating Income (Mils.) $382 $6 ROE 0.2% 11.3% 10.7% 4th Qtr. 2002 4th Qtr. 2001 3rd Qtr. 2002 $408

FORD CREDIT -- EXECUTED REVISED STRATEGY

Growth Curtailment Actions	Targeted N. America Reductions	Achieved / Completed Reductions
North America		
• Reduce Non-Ford Contract Volume	40%	53%
• Reduce Used Retail Contract Volume	35	33
• Reduce Leasing Contract Volume	10	25
• Integrate Fairlane Credit		✓
Rest of World		
• Reduce European Used & Non-Ford Volume by 20%		✓
• Sell Axus Leasing		✓
• Pursue Alternative Business Models in Selected Markets		✓
Dividends		
• Resume, While Reducing Leverage		✓

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Ford Credit U.S. Managed LTR 0.0115 0.0101 0.0127 0.0176 0.0142 0.0123 0.0151 0.0187 Worldwide Managed LTR 0.0102 0.0106 0.0122 0.0146 0.0136 0.0124 0.0137 0.0154 Managed Reserves as Pct. Of EOP Receivables 0.0114 0.0111 0.0125 0.0161 0.0177 0.0177 0.019 0.0195 CREDIT LOSS METRICS Ford Credit U.S. Managed LTR Worldwide Managed LTR Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 NON-BANKRUPT 0.0033 0.0031 0.0048 0.0048 0.0043 0.0029 0.0038 0.0035 BANKRUPT 0.0023 0.0024 0.0025 0.0026 0.0027 0.0028 0.0032 0.0035 0.70% U.S. Delinquencies (Retail & Lease) - 60+ Days 0.74% 0.73% 0.55% Non-Bankrupt Bankrupt Total 0.57% 0.56% 0.70% 0.70% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2001 2002 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2001 2002

Q4 2001 Q1 2002 Q2 2002 Q3 2002 Q4 2002 RR 24-Month 0.75 0.75 0.75 0.76 0.78 RR 36-Month 0.52 0.58 0.59 0.59 0.67 RESIDUAL VALUE RISK METRICS Lease Terminations Up Unfavorable Up Unfavorable Contractual Lease-end Value Down Equal Down Equal Auction Value Down Equal Down Equal Return Rates Up Equal Up Equal Drivers Of Residual Value Risk Result Vs. Expectation Q4 2001 Q1 2002 Q2 2002 Q3 2002 Q4 2002 AV 24-Month 14255 15380 14720 14360 13570 AV 36-Month 12340 13180 12520 12090 11440 U.S. Auction Values (At Q4 2002 Mix) Vs. Expectation Result 4th Quarter Full Year U.S. Lease Return Rates 24-Month 36-Month 24-Month 36-Month Q4 2001 Q1 Q2 Q3 Q4 Q4 2001 Q1 Q2 Q3 Q4 2002 2002

PRESENT DEBT RATINGS - FORD & FORD CREDIT Agency Long- Term Outlook Short- Term Fitch BBB+ Negative F-2 Moody's Ford Motor Company Baa1 Negative N/A Ford Credit A3 Negative P-2 Standard & Poor's BBB Negative A-2

FORD CREDIT FUNDING STRUCTURE 2000 2001 2002 2003 Equity 12 13 14 14 Term Debt/Other 110 133 125 117.5 Securitization 23 30 41 32 ABS CP 1.4 16 17 22 Commercial Paper 42 14 3 5 Unsecured Term Debt / Other Equity Securitization & Bank Conduits Unsecured Net Commercial Paper Asset-Backed Commercial Paper 2000 2001 2002 $189 $206 $200 $190-195 $42 $14 $20-25 $5-7 $24 $30 $16 $30-35 $110 $133 $125 $115-120 $12 $13 $14 $14 2000 2001 2002 2003 Forecast $17 $41 Managed Receivables (Billions) Managed Receivables (Percent) Unsecured Net Commercial Paper 22% 7% 2% 3 - 4 % Secured and Unsecured Commercial Paper 23 14 10 13 - 16 Securitized Receivables 13 22 29 27 - 31

Term Debt GlobLSTM $19 $ 2 $0 Non-Dollar Denominated 17 9 2 Retail / MTN / Other 4 3 0 Total Term Debt $40 $14 $2 $ 5 - 8 $ 7 - 10 Term Public Securitization* 20 17 3 9 - 12 12 - 15 Total Term Funding $60 $31 $5 $14 - 20 $19 - 25 Memo: Prior Plan (4Q02) $22 - 32 FORD CREDIT TERM FUNDING PLAN 2001 Actual (Bils.) YTD (Bils.) Transaction Type 2002 Actual (Bils.) * Reflects new bonds issued; excludes asset sales to commercial paper conduits and whole loan sales ** $3 billion ABS transaction to settle January 22, 2003 Full Year (Bils.) Remaining (Bils.) 2003 **

2002 Motown Notes Extendable ABCP Continuously Offered Bonds for Retail Accounts Expanded International Securitization Triad Securitization (Sub-Prime) 2003 Canadian Retail Bond Program Potential to expand retail funding to other international markets Whole Loan Sale New Funding Sources Ford Credit sells loans without recourse or retained interest to another financial institution In 2002, Ford Credit sold $3 billion in whole loans to Bear Stearns. These loans were repackaged with other automotive finance assets and sold publicly, reaching a significant number of new investors Ford Credit also sold $2 billion in whole loans to a private buy-and-hold investor who purchased them for its own account. The same investor has committed to purchase another $2 billion in Q1 We continue to pursue other whole loan sales We will report receivables in three ways: 1. Owned (consistent with financial statements) 2. Managed (owned plus traditional ABS) 3. Serviced (managed plus outstanding whole loan sales) NEW FUNDING SOURCES AND WHOLE LOAN SALE

FORD CREDIT LIQUIDITY Net Unsecured CP $ 3.4 $ 1.6 - 3.6 * $12.6 Motown Notes 5.0 - 0.3 FCAR 12.0 1.3 13.3 Ford Credit Affiliates 0.9 0.2 1.1 Auto Available to Ford Credit - - 7.2 Subtotal $21.1 $ 3.1 - 5.1 $34.5 Multi-Seller Conduits 5.2 7.3 12.5 Total Ford Credit $26.3 $10.4 - 12.4 $47.0 * Reflects target CP (net of overborrowing) of $5-7 billion ST Funding Utilized (Bils.) Remaining ST Funding Capacity (Bils.) Total Committed Facilities & Conduits (Bils.) December 31, 2002

FORD CREDIT LEVERAGE 2000 2001 Mar. June Sept. Dec. Managed 13.9 14.8 13.7 13.4 13 12.9 Manag 13.9 14.8 13.7 13.4 13 12.9 Owned 11.9 11.2 9.5 9.5 9 9 Owned 11.9 11.2 9.5 9.5 9 9 * Managed** After a Fourth Quarter dividend of $700 million, Ford Credit's managed leverage at year-end was 12.9 to 1 For the year 2002, Ford Credit dividends, net of the $700 million capital contribution made by Ford in January 2002, were $450 million During 2003, we plan to operate at the lower end of the target leverage range (13:1 to 14:1) Debt-to-Equity Ratio Financial Statement 2000 2001 March June Sept. Dec. 2002 * 14.1 including $700 million capital contribution in January, 2002 ** Consistent with the MD&A calculation in Ford Credit's 2001 10K

PENSION UPDATE Year-end 2002 status Underfunded by $7.3 billion in the US; $15.6 billion worldwide Full year 2002 U.S. pension fund return was negative 9.7% Incremental reduction in equity of $5.4 billion Contributed $500 million of cash to the U.S. fund on January 6; plan to accelerate contribution of $500 million planned for 2004 to First Half 2003, subject to verification of tax deductibility Reduced U.S. discount rate from 7.25% to 6.75% at year-end 2001 Reduced long-term pension fund return assumption to 8.75% for U.S., Canada, and Britain, effective January 1, 2003 2003 U.S. pre-tax pension expense projected to be $270 million, $460 million higher than in 2002 Project no obligation to fund U.S. plans until 2007; no PBGC penalty premiums projected until 2005

SUMMARY Ford Operating earnings exceeded consensus in the Fourth Quarter Cost reductions continue to accelerate Ford Credit The credit loss and residual environment are difficult, but we have established adequate reserves Earnings continue to improve, leverage is down, and the dividend has been restored Funding requirements are down, sources are diversified, and $5 billion of this year's need has already been met

Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including a significant decline in automotive industry sales, lower-than-anticipated market acceptance of new or existing Ford products, increased regulations, work stoppages at key Ford or supplier facilities, the discovery of defects in Ford vehicles, a credit rating downgrade, higher-than-expected credit losses, collection and servicing problems, lower-than- anticipated residual values for leased vehicles, currency or interest rate fluctuations, and a major capital market disruption. RISK FACTORS

APPENDIX

FOURTH QUARTER AUTOMOTIVE CASH Gross Cash (Incl. VEBA) December 31 $25.3 $25.3 September 30 / January 1 25.7 17.7 Change in Gross Cash $ (0.4) $ 7.6 Operating Related Cash Flows Automotive Net Income (GAAP) $ (0.4) $ (2.0) Impairments, Kwik-Fit, Restructuring and Other Non-Cash 0.3 1.6 Capital Spending (2.1) (6.8) Depreciation & Amortization 1.2 4.9 Changes in Receivables, Inventory and Trade Payables (1.4) (1.8) Capital Transactions with Financial Services Sector 0.7 0.4 Other -- Primarily Expense & Payment Timing Differences 1.2 3.9 Total Operating Related Before Tax Refunds $ (0.5) $ 0.2 Tax Refunds 0.0 2.6 Total Operating Related $ (0.5) $ 2.8 Divestitures and Acquisitions Divestitures and Asset Sales 0.5 0.9 Capital Calls and Acquisitions (0.2) (0.3) Financing Related Cash Flows Dividends to Shareholders (0.2) (0.7) Convertible Preferred 0 4.9 Change in Gross Cash $ (0.4) $ 7.6 Full Year (Bils.) Fourth Qtr. (Bils.)

LOSS FREQUENCY (REPOSSESSION RATIO) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Global 0.0217 0.0192 0.0227 0.0237 0.024 0.0213 0.0241 0.0283 0.028 0.0247 0.0281 0.0309 Ford Credit U.S. Retail and Lease Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2000 2001 2002

LOSS SEVERITY (AVG. LOSS PER CHARGE-OFF) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Global 5570 5620 5670 6230 6155 6315 6580 7210 6600 6745 6990 7515 Ford Credit U.S. Retail and Lease Q1 Q2 Q3 Q4 2000 Q1 Q2 Q3 Q4 2002 Q1 Q2 Q3 Q4 2001